Exhibit 23


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement No. 333-120812 of eLEC Communications Corp. on Form S-8 of our report dated March 4, 2005 appearing in the Annual Report on Form 10-KSB of eLEC Communications Corp. for the year ended November 30, 2004.



/s/ NUSSBAUM YATES & WOLPOW, P.C.
---------------------------------
NUSSBAUM YATES & WOLPOW, P.C.


Melville, New York
March 15, 2005